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                                                                Exhibit (4)(e)

                     APPOINTMENT OF SUCCESSOR RIGHTS AGENT



    THIS AGREEMENT is entered into this 28th day of January, 1994, by and between GUILFORD MILLS, INC., a Delaware corporation (the "Company"), and WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association ("Wachovia").


                                  WITNESSETH:


    WHEREAS, the Company has entered into a Rights Agreement, dated August 23, 1990 (the Rights Agreement"), with The First National Bank of Boston, as rights agent ("Bank of Boston"); and

    WHEREAS, the Company has removed, pursuant to Section 21 of the Rights Agreement, Bank of Boston as rights agent effective January 28, 1994 (the "Effective Date" ) and the Company desires to appoint Wachovia as successor rights agent.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    1. As of the Effective Date, the Company appoints Wachovia as Rights Agent, as such term is defined in the Rights Agreement, to succeed Bank of Boston as Rights Agent and to act as Rights Agent for the Company and the holders of the Rights, as such term is defined in the Rights Agreement, in accordance with the terms and conditions of the Rights Agreement, and Wachovia accepts such appointment.

    2. From and after the Effective Date, (i) the term "Rights Agent" as used in the Rights Agreement shall mean Wachovia and (ii) the address, set forth in Section 25 of the Rights Agreement, to which notices to the Rights Agent are to be sent is:

                     Wachovia Bank of North Carolina, N.A.
                     Post Office Box 3001
                     Winston-Salem, North Carolina 27102-3001
                     Attention: Corporate Trust Department

    3. From and after the Effective Date, Section 1(e) of the Rights Agreement is deleted and the following provision is substituted in its place:

             "Business Day" shall men any day other than a Saturday, Sunday or a day on which banking institutions in the States of North Carolina or New York are authorized or obligated by law or executive order to close.

    4. Except as indicated herein, the Rights Agreement remains unmodified and in full force and effect.
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    IN WITNESS WHEROF, the parties hereto have executed this Agreement as of the day and year first above written.



                                          GUILFORD MILLS, INC.


                                          By:
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                                             Name:  Charles A. Lorelli
                                             ------------------------------
          [CORPORATE SEAL]                   Title: Vice President, General
                                             ------------------------------
                                                    Counsel and Secretary



                                          WACHOVIA BANK OF NORTH CAROLINA, N.A.



                                          By:
                                             ------------------------------
                                             Name:     Robert W. Seifert
                                             ------------------------------
          [CORPORATE SEAL]                   Title:    Vice President
                                             ------------------------------